UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

UNITED FINANCIAL BANCORP, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-52947	74-3242562
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

95 Elm Street, West Springfield, Massachusetts  01089
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (413) 787-1700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition or Disposition of Assets

United Financial Bancorp, Inc. (the “Company”) completed its merger (the “Merger”) with and into Rockville Financial, Inc. (“Rockville”), effective as of 5:00 p.m. on April 30, 2014 (the “Effective Time”), pursuant to an Agreement and Plan of Merger, dated as of November 14, 2013, by and between Rockville and the Company (the “Merger Agreement”). As a result of the consummation of the transactions contemplated by the Merger Agreement, as of the Effective Time, the Company’s separate corporate existence ceased and Rockville continued as the surviving corporation under the name “United Financial Bancorp, Inc.”  As of the Effective Time, each common share of the Company outstanding immediately prior to the Effective Time was converted into and became exchangeable for the right to receive 1.3472 shares of Rockville common stock (provided, however, that cash will be issued in lieu of fractional shares) (the “Merger Consideration”).

Additional information and details of the Merger Agreement were previously disclosed in the proxy statement/prospectus filed by Rockville with the Securities and Exchange Commission on February 5, 2014 (SEC File No. 333-192930) (the “Proxy Statement”). Any description of the Merger Agreement is qualified in its entirety by reference to the complete copy of the Merger Agreement, which is included as Annex A in the Proxy Statement/Prospectus and is incorporated by reference herein.

Item 3.01   Notice of Delisting or Failure To Satisfy A Continued Listing Rule or Standard; Transfer of Listing

The information disclosed in Item 2.01 of this Current Report on Form 8-K is hereby incorporated by reference.

In connection with the consummation of the Merger, on April 30, 2014, the Company notified the NASDAQ Stock Market (“NASDAQ”) that, as of the Effective Time, the Company would be merged with and into Rockville and each common share of the Company outstanding immediately prior to the Effective Time would be converted into and become exchangeable for the Merger Consideration and requested that NASDAQ file with the Securities and Exchange Commission a notification of removal from listing on Form 25 to report that shares of the Company’s common stock are no longer listed on the NASDAQ Global Select Market.

Item 3.03   Material Modification To Rights of Security Holders

As of the Effective Time, holders of the Company’s common shares ceased to have any rights as shareholders of the Company and were entitled only to receive the Merger Consideration.

Item 5.01   Changes In Control of Registrant

Rockville completed its acquisition of the Company in accordance with the Merger Agreement effective as of the Effective Time.

As previously disclosed, on November 14, 2013, the Company entered into the Merger Agreement. On April 8, 2014, the Merger Agreement was approved by the Company’s stockholders at a special meeting of stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

UNITED FINANCIAL BANCORP, INC.

Date: April 30, 2014	By:	/s/ Mark A. Roberts
Mark A. Roberts
Executive Vice President and Chief Financial Officer